EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 25, 2002 (except with respect to the matter discussed in Note 18, as to which the date is March 8, 2002) included in Registration Statement File Nos. 333-14757, 333-60721, 333-60717, 333-39080, 333-39078, 333-39082, 333-50408, 333-65714, 333-67434 and 333-83762. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

Boston, Massachusetts

March 27, 2002